SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934
                          [Amendment No. _________]

Filed by the Registrant _X_
Filed by a Party other than the Registrant ___

Check the appropriate box:

___  Preliminary Proxy Statement
___ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
___  Definitive Proxy Statement
_X_  Definitive Additional Materials
___  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                        DATALINK SYSTEMS CORPORATION
               (Name of Registrant as Specified in Its Charter)

                        DATALINK SYSTEMS CORPORATION
                  (Name of Person(s) Filing Proxy Statement)

                        DATALINK SYSTEMS CORPORATION
                       1735 TECHNOLOGY WAY, SUITE 790
                         SAN JOSE, CALIFORNIA 95110
                               (408) 367-1700
                       _______________________________

                        SUPPLEMENT TO PROXY STATEMENT
                           DATED NOVEMBER 20, 1997
                       _______________________________

                       ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD DECEMBER 18, 1997

     The Proxy Statement relating to the Annual Meeting of Shareholders of Datalink Systems Corporation, a Nevada corporation (the "Company"), to be held on December 18, 1997, incorrectly states that cumulative voting in the election of Directors is not allowed. The Company's Articles of Incorporation provide that a holder of any class or series of stock entitled to vote in the election of Directors shall be entitled to cumulate his votes, and may cast votes equal to the number of votes which (except for cumulative voting) he would be entitled to cast for the election of Directors with respect to his shares of stock multiplied by the number of Directors to be elected, and such shareholder may cast all such votes for a single Director or allocate such votes to two or more Directors as such shareholder sees fit.

     Under Nevada law, to exercise the right to cumulative voting, a shareholder must give the Company written notice of his intent to do so at least 48 hours before the time fixed for the Annual Meeting. Such written notice must be given to the President or Secretary of the Company.

     The person named in the form of proxy included in the original mailing of the Notice of Annual Meeting and Proxy Statement does not presently intend to exercise cumulative voting rights with respect to such proxies. If the proxy holder determines to exercise such rights and gives due notice, the proxy holder (if authority to vote for one or more nominees is not withheld) will have full discretion and authority to vote cumulatively and to allocate votes among any or all of the Board of Directors nominees as he may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those candidates for whom authority to vote has not been withheld.

                              ANTHONY N. LAPINE, PRESIDENT

San Jose, California
December 4, 1997